UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020 ( April 27, 2020 )

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On April 24, 2020, Bloomberg announced changes to the Bloomberg Commodity Index that impact the Oil Funds’ benchmark - the Bloomberg WTI Crude Oil Subindex. Specifically, Bloomberg announced that the start date of the roll of the July 2020 WTI crude oil futures contract to the September 2020 WTI crude oil futures contract will be moved to an earlier date and will now occur over five days beginning on May 7, 2020. Bloomberg indicated that it is making this change in light of recent global events, including a significant oversupply in the crude oil market, a significant increase in volatility, and contango that recently resulted in a negative price in the May 2020 WTI crude oil futures contract.

In response to this announcement and to help manage the impact of these market conditions, each Oil Fund will seek to transition its portfolio exposure from the July 2020 WTI crude oil futures contract into the September 2020 WTI crude oil futures contract. Specifically:

•	Each Fund intends to transition approximately 1/3 of its current portfolio from exposure to the July 2020 WTI crude oil futures contract into exposure to the September 2020 WTI crude oil futures contract. As a result of this transition and prior changes to each Fund’s portfolio, each Fund expects to have approximately 2/3 of its portfolio exposed to the September 2020 WTI crude oil futures contract by the close of business on Monday, April 27, 2020.

•	Each Fund will then seek to transition the remainder of its portfolio exposure from the July 2020 WTI crude oil futures contract into exposure to the September 2020 WTI crude oil futures contract so that it is fully exposed to such contract by the close of business on Tuesday, April 28, 2020.

Exposure to the September 2020 WTI crude oil futures contract in advance of the benchmark’s May 7th transition period could have a significant impact on the ability of each Oil Fund to achieve its investment objective since this contract currently is not included in the Funds’ benchmark. As a result, until the May 7th benchmark roll announced by Bloomberg is completed, the performance of each Oil Fund should not be expected to correspond to two times (2x), or two times the inverse (-2x), as applicable, of the daily performance of its benchmark, and each Fund’s performance could differ significantly from its stated investment objective.

In addition, to the extent an Oil Fund has exposure to a longer-dated WTI crude oil futures contract (e.g., September 2020 instead of July 2020), the performance of the Fund may be expected to deviate to a greater extent from the “spot” price of WTI crude oil (which the Fund does not seek to track) than if the Fund had exposure to a shorter-dated futures contract. Crude oil futures contracts (and thus each Oil Fund) typically perform very differently from the spot price of crude oil. The performance of each Oil Fund therefore will very likely differ in amount, and possibly even direction, from the performance of the spot price of crude oil.

There can be no guarantee that each Oil Fund will be able to implement the strategies described above or in its Prospectus, continue to use such strategies, or that such strategies will be beneficial. Recent global developments affecting crude oil markets and the markets for crude oil futures contracts have dramatically increased volatility and increased the likelihood of investors suffering significant or total loss from crude oil-related investments, including an investment in an Oil Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer